Exhibit 99.1

Tenet to Acquire Portfolio of Surgery Centers from SurgCenter Development

Expands USPI ambulatory business in line with Tenet’s stated strategy

Addition of up to 45 SCD centers cements Tenet’s position as preeminent national musculoskeletal services leader across care continuum

Investment in lower cost of care, highly efficient, consumer-friendly facilities that improve healthcare affordability and access

Enhances Tenet’s overall business mix and earnings profile

Management will host a conference call today, Dec. 10, at 8:30 a.m. Eastern Time, to discuss the transaction

DALLAS – Dec. 10, 2020 – Tenet Healthcare Corporation (NYSE: THC) today announced that it will acquire a portfolio of up to 45 ambulatory surgery centers (ASCs) (the “Portfolio”) from SurgCenter Development (SCD). The Portfolio will be operated by Tenet’s United Surgical Partners International (USPI) subsidiary as part of its industry-leading ambulatory surgery platform.

SCD, founded in 1993, is a leading developer of physician-owned ASCs with a history of establishing high-quality centers in partnership with physicians with demonstrated leadership in musculoskeletal surgeries. The 45 centers are located in Arizona, Florida, Indiana, Louisiana, Maryland, Ohio, New Hampshire, Texas and Wisconsin.

Under the terms of the transaction, the Company will purchase majority interests in up to 45 centers by fully acquiring SCD’s interests, and partially acquiring interests from physician partners, for approximately $1.1 billion in cash and the assumption of approximately $18 million of center-level debt.

USPI’s ownership interest will be up to 60 percent in each center, with the remainder owned by physician partners. Tenet will consolidate the financial results of the Portfolio within its Ambulatory Care segment with the exception of two centers in which USPI will own a minority interest. Tenet has completed the acquisition of a majority of the 45 centers and expects to complete the acquisition of the remainder of the Portfolio by the end of 2020, pending the finalization of documentation and the receipt of certain state approvals.

Ron Rittenmeyer, Tenet’s Executive Chairman and CEO, said, “This is a transformative transaction within our stated strategy to expand our ambulatory platform. It will enhance our overall business mix and further diversify our earnings profile by accelerating our shift toward lower cost of care, consumer-friendly, faster-growing assets for Tenet, USPI and our physician and health system partners. The transaction is a testament to the caliber and quality of the SCD facilities, physicians and staff, USPI’s incredible performance, and both organizations’ quick recovery relative to the pandemic.”

Dr. Gregory George, Co-Founder of SurgCenter, stated, “SCD is very pleased to complete this transaction with USPI, marking another milestone in our longstanding relationship. Following prior transactions with USPI, we consistently received strong positive feedback from our former physician partners who subsequently worked with USPI to continue to build and grow partnerships that we had developed together. The history between the companies made this transaction a natural evolution for many of our current physician partners and their facilities, enabling them to leverage the breadth and depth of both USPI and Tenet. We look forward to seeing the further growth and success of these partnerships while we continue to focus on the development of additional de novo facilities.”

Brett Brodnax, USPI’s President and CEO, said, “We acquired our first ASCs from SCD in 2005 and have built a longstanding and successful relationship. We have a tremendous amount of respect for SCD as one of the leading developers of ambulatory surgical facilities in the country. We are honored to be partnering with the high-quality physicians and staff who have an excellent track record of delivering patient-centered care with great outcomes in the communities they serve. The Portfolio will be an excellent complement to our national footprint of ambulatory surgical facilities, and we expect a seamless integration.”

Strategic Benefits of the Transaction

Creates largest musculoskeletal (“MSK”) surgery platform with national scale. Through the transaction, Tenet will become the leading provider of high-growth MSK surgeries across the care continuum, far surpassing others in the sector. Pending completion of the transaction, USPI’s surgical portfolio will have as many as 310 ambulatory surgical facilities, including 24 surgical hospitals, in 33 states. It will expand USPI’s established footprint in high-growth states, while amplifying scale in existing and/or new markets.

Portfolio consists of top-quality, physician-owned facilities which have generated strong growth and recovery from COVID-19. Comprised of high-quality centers with minimal facility-level debt, the Portfolio includes relatively young facilities with an average age of seven years. The Portfolio has over 800 medical staff physicians and a case mix weighted heavily toward high-growth MSK procedures in a lower cost-of-care setting, with approximately 80 percent attributed to orthopedics, pain and spine.

Cements strategic “partner of choice” reputation for ambulatory development, building on USPI’s 20+-year track record of operational excellence, integration and synergy capture. The Portfolio includes a roster of world-class physician partners, reinforcing USPI’s culture of collaborative development with physicians. USPI has a long history of acquiring, integrating and successfully growing SCD centers together with premier physicians, which provides opportunities for continued expansion of these partnerships. As a leader in terms of quality, relationships and capabilities, the enhanced USPI platform will have close to 5,000 physician partners and over 50 health system partners.

Attractive financial profile with immediate and significant EPS accretion and further EBITDA diversification. Tenet expects the transaction to generate double-digit returns on invested capital within three years of completion, along with approximately 28 percent accretion to earnings per share in 2021. The transaction will further diversify Tenet’s Adjusted EBITDA with approximately 42 percent expected to be generated by the Company’s ambulatory business in 2021, up significantly from 4 percent in 2014 prior to Tenet’s acquisition of a majority stake in USPI. The Company expects to realize approximately $40 million to $50 million of annual run-rate synergies over the next three years.

Acquisition financed with balance sheet cash. The transaction will be fully funded with cash from Tenet’s balance sheet separate from grant funds that have been received as a result of the Coronavirus Aid, Relief and Economic Security (CARES) Act. In addition, the transaction is expected to be leverage neutral, and Tenet remains committed to continued deleveraging over time.

Goldman Sachs & Co LLC acted as financial advisor to Tenet, and Willkie Farr & Gallagher LLP served as legal counsel.

Management’s Webcast Discussion of the Transaction

Tenet management will discuss this transaction on a webcast scheduled for 8:30 a.m. Eastern Time (7:30 a.m. Central Time) today, Dec. 10, 2020. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors. The slide presentation associated with the webcast referenced above and a copy of this press release are available on the Company’s Investor Relations website. A replay of the webcast will be available on Tenet’s website for approximately 30 days.

Cautionary Statement

This release contains “forward-looking statements”—that is, statements that relate to future, not past, events. In this context, forward-looking statements address our expectations of the benefits and synergies of the acquisition and the performance of the centers in the Portfolio, as well as the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19, and are subject to numerous risks and uncertainties, many of which are outside of our control. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the ability to close and successfully integrate the operations of the acquired centers into our enterprise; the ability to recognize the anticipated benefits of the acquisition, which may be affected by, among other things, competition, regulation, our ability to grow profitably and maintain relationships with physicians and key healthcare system partners; the risk that the acquisition disrupts current plans and operations of our enterprise and/or the acquired centers; the impact of the COVID-19 pandemic and the other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2019, subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas with 110,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 65 hospitals and more than 520 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, urgent care and imaging centers and other care sites and clinics. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other customers. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

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Investor Contact	Media Contact
Regina Nethery	Lesley Bogdanow
469-893-2387	469-893-2640
regina.nethery@tenethealth.com	mediarelations@tenethealth.com